  M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer Mack-Cali Realty Corporation (732) 590-1000	Ilene Jablonski Vice President of Marketing Mack-Cali Realty Corporation (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES SECOND QUARTER RESULTS

Edison, New Jersey—July 25, 2013—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the second quarter 2013.

Recent highlights include:

-	Reported funds from operations of $0.65 per diluted share;

-	Reported net income of $0.26 per diluted share;

-	Completed sale of $275 million face amount of 3.15 percent senior unsecured notes;

-	Refinanced and extended unsecured revolving credit facility with a group of 17 lenders;

-	Acquired 412-unit luxury multi-family property in Metro Boston for $88 million;

-	Commenced initial operations of 203,506-square-foot, fully leased office property in Parsippany, New Jersey;

-	Through July, completed sales of nine office properties, aggregating 1.3 million square feet, in several transactions for a total of approximately $186.6 million; and

-	Signed agreements to sell 15 office properties, aggregating 1.7 million square feet, in suburban Philadelphia for approximately $233 million.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) available to common shareholders for the quarter ended June 30, 2013 amounted to $65.2 million, or $0.65 per share. For the six months ended June 30, 2013, FFO available to common shareholders equaled $128.2 million, or $1.29 per share.

Net income available to common shareholders for the second quarter 2013 equaled $23.1 million, or $0.26 per share. For the six months ended June 30, 2013, net income available to common shareholders amounted to $34.6 million, or $0.39 per share.

Total revenues for the second quarter 2013 were $177.9 million. For the six months ended June 30, 2013, total revenues amounted to $358.7 million.

All per share amounts presented above are on a diluted basis.

The Company had 88,004,354 shares of common stock, and 12,003,241 common operating partnership units outstanding as of June 30, 2013. The Company had a total of 100,007,595 common shares/common units outstanding at June 30, 2013.

As of June 30, 2013, the Company had total indebtedness of approximately $2.4 billion, with a weighted average annual interest rate of 5.64 percent.

The Company had a debt-to-undepreciated assets ratio of 38.8 percent at June 30, 2013. The Company had an interest coverage ratio of 3.1 times for the quarter ended June 30, 2013.

Mitchell E. Hersh, president and chief executive officer, commented, “Mack-Cali had a successful second quarter, executing on our strategy of selling select office properties as we continue our portfolio diversification into multi-family. We also saw significant office leasing activity having successfully completed lease transactions for over 1.3 million square feet.”

ACQUISITIONS

In April, the Company acquired Alterra at Overlook Ridge 1B, a 412-unit multi-family property in Revere, Massachusetts, for approximately $88 million. The Company funded the acquisition primarily through borrowings under the Company’s unsecured revolving credit facility.

DEVELOPMENT

In June, the Company commenced initial operations on 14 Sylvan Way in Parsippany, New Jersey. The 203,506-square-foot commercial property was 100 percent pre-leased.

SALES

On July 18, 2013, the Company announced that it entered into agreements to form various joint ventures with a fund sponsored by Keystone Property Group to facilitate the sale of Mack-Cali’s 15 commercial office properties aggregating 1.66 million square feet, and three land parcels located throughout Suburban Philadelphia. Pursuant to the agreements, the portfolio will be sold for approximately $233 million: $201 million in cash, a $10 million mortgage secured by One Plymouth Meeting, and subordinated interests in the portfolio with capital accounts aggregating $22 million. Mack-Cali shall participate in management fees and 50 percent of value creation above certain hurdle rates. Mack-Cali anticipates receiving a majority interest in a land parcel in Bala Cynwyd, Pennsylvania, for multi-family residential development, subject to certain conditions. As part of the transaction, Mack-Cali retains the rights to subdivide and develop multi-family residential units at 150 Monument Road in Bala Cynwyd. The sale is subject to the purchaser’s completion of due diligence by August 19, which may be extended, and normal and customary closing conditions. The Company anticipates a late 2013 closing.

Through July 2013, the Company completed the sales of nine office properties, aggregating 1.3 million square feet, for a total of approximately $186.6 million, as follows:

In April, the Company sold 19 Skyline Drive, located in Hawthorne, New York, for approximately $16.2 million. The vacant five-story, 248,400-square-foot building was sold to New York Medical College, a member of the Touro College and University System.

Also in April, the Company sold 55 Corporate Drive in Bridgewater, New Jersey for approximately $72.3 million. The building is a 204,057-square-foot, fully-leased property.

In May, the Company sold the following properties:

-	Mack-Cali Airport property located in Little Ferry, New Jersey for approximately $32.3 million. The sold building is a fully leased, two-story, 286,628-square-foot property.

-
777 Passaic Avenue in Clifton, New Jersey, for approximately $5.8 million to a joint venture comprised of Gottesman Real Estate Partners and Mountain Development Corporation. The five-story, approximately 75,000-square-foot property was 65 percent leased.

-
16 and 18 Sentry Park West in Blue Bell, Pennsylvania, for approximately $19.3 million. The four-story, 93,093-square-foot 16 Sentry Park West, and the four-story, 95,010-square-foot 18 Sentry West were sold to a fund sponsored by Keystone Property Group. The Company retained a carried passive economic interest in the two properties subject to future economic performance of the assets.

In June, the Company sold 51 Imclone Drive in Branchburg, New Jersey, for approximately $6.2 million. 51 Imclone Drive is a single tenant, two-story, 63,213-square-foot property.

Also in June, the Company sold 40 Richards Avenue in Norwalk, Connecticut for $16.5 million. The approximately 64 percent occupied, seven-story, 145,487-square-foot property was sold to the Davis Companies.

In July, the Company sold Liberty Corner Corporate Center, 106 Allen Road in Bernards Township, New Jersey, for approximately $18.0 million. The four-story, 132,010-square-foot building was sold to The Silverman Group.

FINANCING ACTIVITY

In May, the Company completed the sale of $275 million face amount of 3.15 percent senior unsecured notes due May 15, 2023 with interest payable semi-annually in arrears. The net proceeds from the issuance of approximately $266.5 million, after underwriting discount and offering expenses, were used primarily to repay outstanding borrowings under the Company’s unsecured revolving credit facility.

In July, the Company refinanced and extended its unsecured revolving credit facility with a group of 17 lenders. The $600 million unsecured facility, which is expandable to $1 billion, carries an interest rate equal to LIBOR plus 110 basis points. The credit facility, which also carries a facility fee of 20 basis points, has a four-year term with two six-month extension options. The interest rate and facility fee are subject to adjustment, on a sliding scale, based upon the operating partnership’s unsecured debt ratings.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 86.2 percent leased at June 30, 2013, as compared to 86.0 percent leased at March 31, 2013.

For the quarter ended June 30, 2013, the Company executed 165 leases at its consolidated in-service portfolio totaling 1,311,917 square feet, consisting of 955,751 square feet of office space, 293,436 square feet of office/flex space and 62,730 square feet of industrial/warehouse space. Of these totals, 401,777 square feet were for new leases and 910,140 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:
-
T-Mobile USA, Inc., a wireless telecommunications service provider, signed a renewal for the entire 105,135-square-foot office building at 4 Sylvan Way, located in Mack-Cali Business Campus in Parsippany.

-
Sunovion Pharmaceuticals Inc., a research-based pharmaceutical company, signed a renewal for 45,847 square feet at One Bridge Plaza in Fort Lee. The 200,000-square-foot office building is 91.4 percent leased.

-
Toyota Motor Credit Corporation, a provider of finance and insurance products and services, signed a renewal for 22,236 square feet at 4 Gatehall Drive in Parsippany. The 248,480-square-foot office building, located in Mack-Cali Business Campus, is 81.7 percent leased.

-
Law firm Orloff, Lowenbach, Stifelman & Siegel, P.A. signed a renewal for 20,228 square feet at 101 Eisenhower Parkway in Roseland. The 237,000-square-foot office building, located in Eisenhower/280 Corporate Center, is 84.8 percent leased.

CENTRAL NEW JERSEY:
-
American General Life Insurance Company, a provider of life insurance, annuity, and accident and health products, signed a new lease for 74,199 square feet at 3600 Route 66 in Neptune. The 180,000-square-foot office building is 100 percent leased.

-
Public Service Electric & Gas Company signed a renewal for 47,604 square feet at 20 Commerce Drive in Cranford. The 176,600-square-foot office building, located in Cranford Business Park, is 87.5 percent leased.

-
Hammerman & Gainer, Inc., a third party administration firm, signed a new lease for 20,874 square feet at 3 Paragon Way in Freehold. The 66,898-square-foot office building, located in Monmouth Executive Center, is 88.2 percent leased.

WESTCHESTER COUNTY, NEW YORK:
-
Xand Operations, LLC, a provider of data center infrastructure and business continuity solutions, signed transactions totaling 131,078 square feet consisting of a renewal of 46,078 square feet at 11 Skyline Drive and a renewal of 43,632 square feet and an expansion of 41,368 square feet at 17 Skyline Drive in Hawthorne. With this expansion, Xand Operations now leases the entirety of both buildings, which are located in Mid-Westchester Executive Park.

-	Evening Out, Inc., a dinner theatre operator, signed a renewal for the entire 32,720-square-foot office/flex building at 75 Clearbrook Road in Elmsford’s Cross Westchester Executive Park.

-
Knighted, LLC, a developer of warehouse management and logistics software, signed a new lease for 30,000 square feet at 555 Taxter Road in Elmsford. The 170,554-square-foot office building, located in Taxter Corporate Park, is 86.3 percent leased.

-
Con-way Freight Inc., a provider of freight transportation and logistics, signed a renewal for the entire 22,100-square-foot industrial/warehouse building at 6 Warehouse Lane in Elmsford Distribution Center in Elmsford.

MANHATTAN:
-
Financial firm Loeb Holding Corporation signed a new lease for 22,255 square feet at 125 Broad Street in Manhattan. Mack-Cali’s ownership interests of 524,476 square feet in the building are 100 percent leased.

SUBURBAN PHILADELPHIA:
-
BAYADA Home Health Care, a provider of home health care services, signed transactions totaling 43,970 square feet consisting of a 29,265-square-foot renewal at 101 Executive Drive, a 5,400-square-foot renewal at 1 Executive Drive, and a 9,305-square-foot new lease at 2 Executive Drive, all office/flex properties located in Moorestown West Corporate Center in Moorestown. 101 Executive Drive is a 29,355-square-foot building which is 99.7 percent leased. 1 Executive Drive contains 20,570 square feet and is 90.8 percent leased, and the 60,800-square-foot 2 Executive Drive is 81.1 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the second quarter 2013 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/file-uploads/2nd.quarter.sp.13.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2013, as follows:

Full Year
2013 Range
Net income available to common shareholders	$0.93 - $1.03
Add: Real estate-related depreciation and amortization	2.00
Deduct: Impairments/Discontinued operations - Realized (gains) losses and unrealized losses on disposition of rental property, net	(0.61)
Funds from operations available to common shareholders	$2.32 - $2.42

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, July 25, 2013 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phoenix.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=4985896

The live conference call is also accessible by calling (719) 325-2402 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on July 25, 2013 through August 1, 2013.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 1670218.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Second Quarter 2013 Form 10-Q:
http://www.mack-cali.com/file-uploads/2nd.quarter.10q.13.pdf

Second Quarter 2013 Supplemental Operating and Financial Data:
http://www.mack-cali.com/file-uploads/2nd.quarter.sp.13.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Department
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items, sales of depreciable rental property, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 272 properties, consisting of 263 office and office/flex properties totaling approximately 30.5 million square feet and nine multi-family rental properties containing over 3,300 residential units, all located in the Northeast. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of commercial and residential tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
Revenues	2013	2012	2013	2012
Base rents	$144,034	$143,031	$286,273	$286,337
Escalations and recoveries from tenants	18,314	19,970	38,971	39,246
Construction services	6,746	4,604	14,972	8,066
Real estate services	6,642	1,100	13,085	2,271
Parking income	1,603	1,530	3,002	3,141
Other income	599	1,810	2,356	9,692
Total revenues	177,938	172,045	358,659	348,753

Expenses
Real estate taxes	21,001	24,228	43,842	46,467
Utilities	14,425	14,103	31,610	29,738
Operating services	27,096	26,223	54,168	51,204
Direct construction costs	6,511	4,337	14,336	7,615
Real estate services expenses	5,304	501	10,257	1,006
General and administrative	13,157	11,873	25,162	22,643
Depreciation and amortization	48,422	46,326	94,482	92,526
Impairments	23,851	--	23,851	--
Total expenses	159,767	127,591	297,708	251,199
Operating income	18,171	44,454	60,951	97,554

Other (Expense) Income
Interest expense	(31,271)	(31,565)	(61,140)	(62,112)
Interest and other investment income	1,094	7	1,100	20
Equity in earnings (loss) of unconsolidated joint ventures	(80)	1,733	(1,830)	2,333
Loss from early extinguishment of debt	--	(4,415)	--	(4,415)
Total other (expense) income	(30,257)	(34,240)	(61,870)	(64,174)
Income (loss) from continuing operations	(12,086)	10,214	(919)	33,380
Discontinued Operations:
Income from discontinued operations	1,364	2,831	3,286	4,920
Loss from early extinguishment of debt	(703)	--	(703)	--
Realized gains (losses) and unrealized losses on disposition of rental property, net	37,609	(1,634)	37,609	2,378
Total discontinued operations, net	38,270	1,197	40,192	7,298
Net income	26,184	11,411	39,273	40,678
Noncontrolling interest in consolidated joint ventures	62	92	124	171
Noncontrolling interest in Operating Partnership	1,455	(1,256)	93	(4,090)
Noncontrolling interest in discontinued operations	(4,630)	(146)	(4,863)	(891)
Net income available to common shareholders	$23,071	$10,101	$34,627	$35,868

PER SHARE DATA:

Basic earnings per common share	$ 0.26	$ 0.11	$ 0.39	$ 0.41

Diluted earnings per common share	$ 0.26	$ 0.11	$ 0.39	$ 0.41

Basic weighted average shares outstanding	87,708	87,817	87,688	87,808

Diluted weighted average shares outstanding	99,780	100,069	99,773	100,065

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income available to common shareholders	$23,071	$10,101	$34,627	$35,868
Add: Noncontrolling interest in Operating Partnership	(1,455)	1,256	(93)	4,090
Noncontrolling interest in discontinued operations	4,630	146	4,863	891
Real estate-related depreciation and amortization on continuing operations (1)	52,458	47,259	101,603	94,367
Real estate-related depreciation and amortization on discontinued operations	233	1,679	973	3,716
Impairments	23,851	--	23,851	--
Deduct: Discontinued operations - Realized (gains) losses and unrealized losses on disposition of rental property, net	(37,609)	1,634	(37,609)	(2,378)
Funds from operations available to common shareholders (2)	$65,179	$62,075	$128,215	$136,554

Diluted weighted average shares/units outstanding (3)	99,780	100,069	99,773	100,065

Funds from operations per share/unit – diluted	$ 0.65	$ 0.62	$ 1.29	$ 1.36

Dividends declared per common share	$ 0.30	$ 0.45	$ 0.75	$ 0.90

Dividend payout ratio:
Funds from operations-diluted	45.93%	72.55%	58.36%	65.95%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$3,122	$4,495	$ 8,038	$10,321
Tenant improvements and leasing commissions (4)	$11,258	$11,545	$25,440	$21,095
Straight-line rent adjustments (5)	$3,136	$1,727	$ 9,571	$ 3,140
Amortization of (above)/below market lease intangibles, net (6)	$ 709	$ 299	$ 1,275	$ 705

(1)
Includes the Company’s share from unconsolidated joint ventures of $4,117 and $996 for the quarters ended June 30, 2013 and 2012, respectively, and $7,272 and $1,989 for the six months ended June 30, 2013 and 2012, respectively. Excludes non-real estate-related depreciation and amortization of $81 and $63 for the quarters ended June 30, 2013 and 2012, respectively, and $151 and $148 for the six months ended June 30, 2013 and 2012, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (12,072 and 12,183 shares for the quarters ended June 30, 2013 and 2012, respectively, and 12,085 and 12,188 for the six months ended June 30, 2013 and 2012, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)	Excludes expenditures for tenant spaces that have not been owned for at least a year or were vacant for more than a year.
(5)
Includes the Company’s share from unconsolidated joint ventures of $17 and $17 for the quarters ended June 30, 2013 and 2012, respectively, and $2 and $34 for the six months ended June 30, 2013 and 2012, respectively.

(6)
Includes the Company’s share from unconsolidated joint ventures of $227 and $0 for the three months ended June 30, 2013 and 2012, respectively, and $394 and $0 for the six months ended June 30, 2013 and 2012, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income available to common shareholders	$ 0.26	$ 0.11	$0.39	$ 0.41
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.53	0.47	1.02	0.94
Real estate-related depreciation and amortization on discontinued operations	--	0.02	0.01	0.04
Impairments	0.24	--	0.24	--
Deduct: Discontinued operations - Realized (gains) losses and unrealized losses on disposition of rental property, net	(0.38)	0.02	(0.38)	(0.02)
Noncontrolling interest/rounding adjustment	--	--	0.01	(0.01)
Funds from operations available to common shareholders (2)	$ 0.65	$ 0.62	$1.29	$ 1.36

Diluted weighted average shares/units outstanding (3)	99,780	100,069	99,773	100,065

(1)
Includes the Company’s share from unconsolidated joint ventures of $0.04 and $0.01 for the quarters ended June 30, 2013 and 2012, respectively, and $0.07 and $0.02 for the six months ended June 30, 2013 and 2012, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (12,072 and 12,183 shares for the quarters ended June 30, 2013 and 2012, respectively, and 12,085 and 12,188 for the six months ended June 30, 2013 and 2012,respectively), plus dilutive Common Stock Equivalents (i.e. restricted stock awards).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except per share amounts) (unaudited)

	June 30,	December 31,
	2013	2012
Assets
Rental property
Land and leasehold interests	$ 781,347	$ 782,315
Buildings and improvements	4,142,086	4,104,472
Tenant improvements	463,726	489,608
Furniture, fixtures and equipment	4,513	3,041
	5,391,672	5,379,436
Less - accumulated deprec. & amort.	(1,465,104)	(1,478,214)
	3,926,568	3,901,222
Rental property held for sale, net	12,851	60,863
Net investment in rental property	3,939,419	3,962,085
Cash and cash equivalents	177,939	58,245
Investments in unconsolidated joint ventures	135,722	132,339
Unbilled rents receivable, net	142,722	139,984
Deferred charges and other assets, net	214,615	204,874
Restricted cash	19,639	19,339
Accounts receivable, net	8,008	9,179

Total assets	$4,638,064	$4,526,045

Liabilities and Equity
Senior unsecured notes	$1,616,099	$1,446,894
Mortgages, loans payable and other obligations	753,054	757,495
Dividends and distributions payable	29,983	44,855
Accounts payable, accrued expenses and other liabilities	126,116	124,822
Rents received in advance and security deposits	49,159	55,917
Accrued interest payable	28,561	27,555
Total liabilities	2,602,972	2,457,538
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
88,004,354 and 87,536,292 shares outstanding	880	875
Additional paid-in capital	2,535,814	2,530,621
Dividends in excess of net earnings	(795,700)	(764,522)
Total Mack-Cali Realty Corporation stockholders’ equity	1,740,994	1,766,974

Noncontrolling interests in subsidiaries:
Operating Partnership	237,461	245,091
Consolidated joint ventures	56,637	56,442
Total noncontrolling interests in subsidiaries	294,098	301,533

Total equity	2,035,092	2,068,507

Total liabilities and equity	$4,638,064	$4,526,045